As filed with the Securities and Exchange Commission on February 10, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PAR TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	16-1434688
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413
(315) 738-0600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Savneet Singh
Chief Executive Officer
PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413
(315) 738-0600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Glenn R. Pollner Eric M. Scarazzo Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4000	Cathy King Vice President, General Counsel & Corporate Secretary PAR Technology Park 8383 Seneca Turnpike New Hartford, New York 13413 (315) 738-0600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.02 par value per share	908,192(1)	$31.96(2)	$29,025,816.32	$3,767.55

(1)	The shares of common stock will be offered for resale by the selling stockholders named herein pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional number of shares of common stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, with respect to the shares of common stock being registered pursuant to this registration statement.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $32.42 and low $31.50 sales prices of the registrant’s common stock on February 6, 2020, as reported on the New York Stock Exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to such section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2020

PROSPECTUS

PAR Technology Corporation

908,192 Shares of
Common Stock

This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 908,192 shares of our common stock. We issued the common stock to the selling stockholders as purchase price consideration in connection with the acquisition of AccSys, LLC (“Restaurant Magic”) by our wholly-owned subsidiary, ParTech, Inc. (“ParTech”). We are registering the shares on behalf of the selling stockholders pursuant to the Interest Purchase Agreement dated November 7, 2019 entered into by us, the selling stockholders and others, in connection with the Restaurant Magic acquisition (the “Restaurant Magic Acquisition”).

We are not offering or selling any shares of common stock under this prospectus and we will not receive any proceeds from the sale of the common stock by the selling stockholders.

The selling stockholders may offer and sell the shares of common stock at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, or at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may sell the shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. We provide more information about how the selling stockholders may sell or otherwise dispose of their shares of common stock in the section titled “Plan of Distribution” on page 11. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

Our common stock is listed on the New York Stock Exchange under the symbol “PAR.” The last reported sales price of our common stock on February 10, 2020 was $31.62 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” on page 6 of this prospectus as well as the risk factors and other information contained in the applicable prospectus supplement, any related free writing prospectus, and in the documents we incorporate by reference into this prospectus or applicable prospectus supplement. See “Where You Can Find More Information.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated                , 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus may offer and sell the common stock described in this prospectus in one or more offerings. Any accompanying prospectus supplement or any related free writing prospectus may also add, update, or change information contained in this prospectus or in any documents incorporated by reference into this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read this prospectus, any accompanying prospectus supplement, and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before investing in the common stock offered.

You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement, and any applicable free writing prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information. This document may only be used where it is legal to sell our common stock. You should not assume that the information contained in this prospectus, any prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference, is accurate as of any date other than the dates of those documents regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the common stock.

For investors outside the United States: Neither we nor the selling stockholders have done anything that would permit this offering, or possession or distribution of this prospectus, any prospectus supplement or free writing prospectus, in any jurisdiction where action for that purpose is required other than in the United States. Persons outside the United States who come into possession of this prospectus, any applicable prospectus supplement or free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside of the United States.

In this prospectus, unless expressly indicated or the context otherwise requires, references to “PAR,” “we,” “us,” “our” and “the Company” refer to PAR Technology Corporation, a Delaware corporation, and its consolidated subsidiaries.

All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are subject to the information and periodic and current reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file periodic and current reports, proxy statements and other information with the SEC. Such materials may also be accessed electronically by means of the SEC’s website at www.sec.gov.

We also furnish our stockholders with annual reports containing our consolidated financial statements audited by our independent registered public accounting firm and quarterly reports containing our unaudited consolidated financial information. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and amendments or supplements to those reports and statements, filed with the SEC, free of charge at our website www.partech.com - “About/Investors/SEC Filings” - as soon as reasonably practicable after we electronically file such material with the SEC. Information contained in or accessible through our website does not constitute a part of this prospectus.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information into this prospectus that we file with the SEC, which means we can disclose important information to you by referring you to documents filed separately with the SEC. The documents incorporated by reference are a part of this prospectus and contain important information that you should read to understand the nature of any investment by you in our common stock. We are incorporating by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 18, 2019 (including the portions of our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 23, 2019, incorporated by reference therein);
•	our Quarterly Report on Form 10-Q for the period ended March 31, 2019, as filed with the SEC on May 7, 2019;
•	our Quarterly Report on Form 10-Q for the period ended June 30, 2019, as filed with the SEC on August 7, 2019;
•	our Quarterly Report on Form 10-Q for the period ended September 30, 2019, as filed with the SEC on November 8, 2019;
•	our Current Reports on Form 8-K as filed with the SEC on January 14, 2019, March 7, 2019, March 11, 2019, March 22, 2019, April 15, 2019, June 13, 2019, September 4, 2019(expressly excluding the information furnished under Item 7.01 therein), September 30, 2019, November 7, 2019 (expressly excluding the information furnished under Item 2.02 and Item 7.01 therein), December 19, 2019 (expressly excluding the information furnished under Item 7.01 therein), our Current Report on Form 8-K/A as filed with the SEC on February 3, 2020, and our Current Report on Form 8-K as filed with the SEC on February 10, 2020; and
•	the description of our common stock included in our registration statement on Form 8-B (File No. 001-35987) filed on August 23, 1993, pursuant the Exchange Act

We also incorporate by reference into this prospectus all documents (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part. These documents include our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and Proxy Statements on Schedule 14A filed with the SEC.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

PAR Technology Corporation
Attention: Vice President, Investor Relations
PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413
(315) 738-0600

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated or deemed to be incorporated by reference modifies or replaces such statement. Any statement so modified shall not be deemed to constitute part of this prospectus except in its modified form and any statement so superseded shall not be deemed to constitute a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, business strategies and prospects, or otherwise are forward-looking in nature. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those expressed in, or implied by, the forward-looking statements. These statements include but are not limited to statements under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections incorporated by reference from our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our operating results, financial condition, business and prospects, and that if any of these events occurs, it could adversely affect the value of an investment in our common stock.

Market data and certain other statistical information used throughout this prospectus or incorporated by reference herein are based on independent industry publications, governmental publications, reports by market research firms or other independent sources. Some data are also based on our good faith estimates. Although we believe these third-party sources are reliable, we have not independently verified the information attributed to these third-party sources and cannot guarantee its accuracy and completeness. Similarly, our estimates have not been verified by any independent source.

You should read this prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein and therein, and the documents that we have filed as exhibits to documents incorporated by reference and to the registration statement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all forward-looking statements by these cautionary statements.

Given these uncertainties, you should not place undue reliance on forward-looking statements, which speak only as of the date they were made and are not guarantees of future performance. Except as required by applicable securities law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before deciding whether or not you should invest in our common stock. You should read the entire prospectus carefully, including the section of this prospectus entitled “Risk Factors” and the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and all other information included or incorporated herein by reference in this prospectus in its entirety (including our consolidated financial statements and the related notes and updates to our risk factors contained in SEC reports filed by us subsequent to our Annual Report on Form 10-K for the year ended December 31, 2018) before you decide whether to invest in our common stock.

Company Overview.

PAR Technology Corporation, through its wholly-owned subsidiaries - ParTech, Inc. (“ParTech”) and PAR Government Systems Corporation - operates in two distinct reporting segments, Restaurant/Retail and Government. Our Restaurant/Retail segment provides point-of-sale (“POS”) hardware, software and integrated technical solutions to the restaurant and retail industries. Our Government segment provides intelligence, surveillance, and reconnaissance solutions and mission systems support to the Department of Defense and other Federal agencies.

Restaurant/Retail Segment

We are a leading provider of POS solutions to restaurants and retail outlets. Our products and services consist of POS technology solutions, including our cloud-based, software-as-a-service (“SaaS”) Brink POS and on-premise POS PixelPoint solutions; our POS hardware platforms; and our installation, technical and maintenance support services.

Point-of-Sale Software. Primarily through Brink POS, we continue to expand our restaurant base and type of customers (from tier 1 to tier 4). Brink POS scales for use by single and multi-unit operators, franchisees, and enterprise customers. Brink POS is a leading solution for restaurants, particularly in the quick serve restaurant (“QSR”)/fast casual restaurant categories. A cloud POS platform, Brink POS eliminates the requirement for an in-store back-office server and simplifies software version control and organizational updates. Brink POS offers an open platform through which customers can integrate and take advantage of industry trends and features, including mobile/online ordering, loyalty programs, kitchen video systems, guest surveys, enterprise reporting, Restaurant Magic’s leading suite of back-office applications, and other features relevant to a customer’s business.

PixelPoint offers an on-premise integrated software solution that includes a POS software application, a self-service ordering function, back-office management, and an enterprise level loyalty and gift card information sharing application. The PixelPoint solution is primarily sold to QSR and independent table service restaurants through channel partners.

POS Hardware. PAR EverServ POS platforms are designed to reliably operate in harsh environments associated with food service. PAR EverServ platforms are durable and highly functioning, scalable, and easily integrated—offering customers competitive performance at a cost-conscious price. Our hardware platforms are compatible with popular third-party operating systems, support a distributed processing environment and are suitable for a broad range of use and functions within the markets served.

Our open architecture POS platforms are optimized to host our POS software applications, as well as many third-party POS applications, and are compatible with a variety of peripheral devices. We partner with numerous vendors that offer complementary in-store peripherals, such as cash drawers, card readers and printers to kitchen video systems, allowing us to deliver a completely integrated solution through one vendor.

Our software applications and hardware platforms are designed to be complete and integrated solutions for multi-unit and individual restaurants, franchisees and enterprise customers in the three major restaurant categories: fast casual, quick serve, and table service.

Back-office SaaS Software. Our acquisition of Restaurant Magic in December 2019, a leader in back-office subscription software for enterprise restaurants, further expands our broad suite of products in the restaurant technology solutions space. Restaurant Magic’s software leverages business intelligence and automation technologies to decrease food costs, manage labor and improve overall customer service. Its cloud software platform of back-office applications - Data Central® - provides restaurant managers with the necessary tools to achieve peak operational and financial efficiency; it integrates information from POS, inventory, supply, payroll and accounting systems to provide a comprehensive view of the restaurant’s operations. The Restaurant Magic solution is mobile-friendly, providing browser level access to all store level functions.

Government Segment

Our Government segment provides technical expertise in contract development of advanced systems and software solutions for the U.S. Department of Defense and federal agencies, as well as satellite, communication and IT mission systems support at a number of U.S. Government facilities both in the U.S. and worldwide.

Recent Transactions

Acquisition of Restaurant Magic. The Restaurant Magic Acquisition was completed on December 18, 2019. Pursuant to the Interest Purchase Agreement dated November 7, 2019 (the “Interest Purchase Agreement”), we acquired, through ParTech, 100% of the limited liability company interests of Restaurant Magic for $13.0 million of cash (subject to post-closing purchase price adjustments), $27.0 million restricted shares of our common stock (the “Share Consideration”), and a $2.0 million subordinated promissory note. The selling stockholders have the opportunity to earn additional purchase price consideration subject to the achievement of post-closing revenue focused milestones (“Earn-Out”). The Earn-Out, if any, is payable 50% in cash, subordinated promissory notes or a combination, at our election, and 50% in restricted shares of our common stock (the “Earn-Out Shares”). The shares issued as Share Consideration are the 908,192 shares of common stock covered by this prospectus. The actual number of Earn-Out Shares will be determined by the quotient obtained by dividing the volume weighted average price per share of our common stock on the New York Stock Exchange for the consecutive 20 trading days ending on the trading day immediately preceding the applicable earn-out payment date.

Pursuant to the Interest Purchase Agreement, we agreed to prepare and file, within 60 days after issuance of the Share Consideration and the Earn-Out Shares, one or more registration statements with the SEC to register for resale the Share Consideration and the Earn-Out Shares and to use reasonable best efforts to cause the applicable registration statements to be declared effective as soon as practicable. The registration statement of which this prospectus is a part covers the Share Consideration; if and when Earn-Out Shares are issued, pursuant to the Interest Purchase Agreement, we will register such additional shares.

Acquisition of assets of 3M Drive-Thru Communications Systems. On September 30, 2019, through ParTech, we completed the acquisition of assets of 3M Company’s Drive-Thru Communications Systems business, including the XT-1 and G5 headset systems, contracts and intellectual property associated with the business, for $7.0 million cash. With this acquisition, our POS integrated solutions now include a comprehensive offering of wireless headsets for drive-thru order taking.

Corporate Information

Our principal executive office is located at PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413, and our telephone number is (315) 738-0600. Our website is http://www.partech.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

“PAR,” “Brink POS,” “Pixelpoint” and other trademarks appearing in this prospectus belong to us. This prospectus may also contain trade names and trademarks of other companies. Our use of such other companies’ trade names or trademarks is not intended to imply any endorsement or sponsorship by these companies of us or our products or services.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before making an investment decision. See the section of this prospectus entitled “Where You Can Find More Information.” Each of the risk factors could adversely affect our business, operating results, financial condition and prospects, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares of common stock by the selling stockholders.

The selling stockholders will receive all of the net proceeds from the sale of any shares of common stock under this prospectus. The selling stockholders will pay any underwriting, broker-dealer or agent discounts, concessions and commissions and expenses incurred by the selling stockholders for accounting, tax, and legal services and any other expenses incurred by the selling stockholders in disposing of the shares of common stock, unless otherwise agreed to by us. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus.

SELLING STOCKHOLDERS

As discussed in greater detail above under the section entitled “Prospectus Summary—Acquisition of Restaurant Magic,” we are registering the resale of the 908,192 shares of common stock issued to the selling stockholders as Share Consideration to permit each of the selling stockholders to resell their allocable shares, as set forth in the table below, in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus. The shares covered by this prospectus may be offered from time to time by the selling stockholders.

The selling stockholders may sell some, all or none of their shares of common stock covered by this prospectus. We do not know how long the selling stockholders will hold their shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of their shares. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. As a result, we cannot estimate the number of shares of common stock covered by this prospectus each of the selling stockholders will own in the future.

The table below sets forth the number of shares of our common stock that each selling stockholder may offer pursuant to this prospectus, as well as each selling stockholder’s beneficial ownership of our common stock prior to and following their sale of shares covered by this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or dispositive power with respect to our common stock.

All information with respect to common stock ownership of the selling stockholders was furnished by each of the selling stockholders and is as of February 7, 2020. We believe, based on the information furnished to us that, other than with respect to The Drew D. Peloubet Family Trust DTD, the selling stockholders have sole voting and dispositive power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. Drew D. Peloubet, as the sole trustee of The Drew D. Peloubet Family Trust DTD, has sole voting and dispositive power with respect to the shares owned by the Trust.

The information in the table below regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to this Offering	Number of Shares of Common Stock Offered Pursuant to this Prospectus	Number of Shares Beneficially Owned After Sale of Shares	Percent of Outstanding Common Stock Beneficially Owned After Sale of Shares
The Drew D. Peloubet Family Trust DTD 6/29/09(1)	526,415	526,415	0	0%
Steven A. Roberts	213,593	213,593	0	0%
Gary Saling	168,184	168,184	0	0%
(1)	The 526,415 shares of common stock are owned directly by The Drew D. Peloubet Family Trust DTD 6/29/09, of which Drew D. Peloubet is the sole trustee.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of our capital stock and provisions of our certificate of incorporation, as amended (the “Certificate of Incorporation”), our bylaws, as amended (the “Bylaws”) and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. References in this section to “the Company,” “we,” “us” and “our” refer to PAR Technology Corporation and not to its subsidiaries.

Our authorized capital stock consists of 30,000,000 shares of stock, consisting of 29,000,000 shares of common stock, par value $0.02 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.02 per share.

Common Stock

As of January 31, 2020, we had 17,552,520 shares of common stock outstanding.

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Our directors are elected by a plurality, which means that at any meeting of stockholders for the election of directors at which a quorum is present, the holders of a plurality of the common stock are able to elect all of the directors then standing for election. Subject to the rights, if any, of the holders of any then outstanding preferred stock, holders of our common stock are entitled to receive dividends out of any of our funds legally available when, as and if declared by our board of directors. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock. Holders of our common stock have no preemptive, conversion, subscription or other rights, and the terms of our common stock contain no redemption or sinking fund provisions. The rights, preferences, and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

As of January 31, 2020, there were no shares of preferred stock outstanding.

Pursuant to our Certificate of Incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action, or make the removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

Except as otherwise provided by Delaware Law or by any resolution adopted by our board of directors fixing the rights, preferences and privileges, the qualifications or restrictions of the preferred stock, the entire voting power of the shares of our capital stock for the election of directors and for all other purposes, as well as all other rights pertaining to shares of our capital stock vest exclusively in the common stock.

Registration Rights

Under the terms of the Interest Purchase Agreement, we are required to file a registration statement registering the resale of the shares of our common stock issued by us in connection with the Restaurant Magic Acquisition within 60 days after issuance. Further, as part of the Restaurant Magic Acquisition, the sole trustee - Drew D. Peloubet - of selling stockholder, The Drew D. Peloubet Family Trust DTD 6/29/09, and selling stockholder Steven Roberts, are consultants to ParTech for a period of at least 12-months from the closing of the acquisition.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation, as Amended and Our Bylaws, as Amended

Certain provisions of Delaware law and our Certificate of Incorporation and Bylaws could make the acquisition of the Company more difficult. These provisions of the General Corporation Law of the State of Delaware (the “DGCL”) could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors.

Stockholder meetings. Under our Certificate of Incorporation, only the board of directors, or the chairman of the board of directors or the president pursuant to a resolution approved by a majority of the then authorized number of directors of the Company may call special meetings of stockholders.

Requirements for advance notification of stockholder nominations and proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

Action by written consent. Pursuant to our Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of stockholders of the Company, and no action required to be taken or that may be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting except by the unanimous written consent of all stockholders entitled to vote on such action.

Election and removal of directors. Nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in our Bylaws. All directors (other than those who may be elected by the holders of any then outstanding preferred stock, voting as a separate class) shall be elected for a one-year term expiring at the next annual meeting of stockholders. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. The board of directors has the exclusive right to increase or decrease the size of the board, provided such number will not be less than a minimum of three and more than a maximum of fifteen. Vacancies and newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board of directors, or by a sole remaining director, and the directors so chosen shall hold office, subject to the limitations set forth in the Bylaws, until the next annual meeting and until their respective successors are elected and qualified. Subject to the rights of the holders of any then outstanding preferred stock any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class. This system of electing directors may discourage a third-party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes replacing a majority of directors more difficult for stockholders.

Undesignated preferred stock. The authorization of undesignated preferred stock makes it possible for the board of directors, without stockholder approval, to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

Amendment of provisions in the Certificate of Incorporation. The affirmative vote of the holders of at least 66 2∕3% of all of the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to amend the provisions of our Certificate of Incorporation relating to calling special meetings of stockholders, stockholder actions by written consent, the number and election of directors, and director liability.

Amendment of provisions in the Bylaws. The affirmative vote of 66 2∕3% of the stockholders entitled to vote generally for the election of directors, voting together as a single class, is required to amend the provisions of our Bylaws relating to calling special meetings of stockholders, the advance notice procedures, the number, nomination, election, term, and removal of directors.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “PAR.”

PLAN OF DISTRIBUTION

We are registering 908,192 shares of our common stock for sale by the selling stockholders pursuant to the registration statement of which this prospectus forms a part. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any method permitted by applicable law when disposing of shares of our common stock, including, but not limited to:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	underwritten transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other derivatives or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and
•	a combination of any such methods of sale.

A selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares it or he owns and, if a selling stockholder defaults in the performance of its or his secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include any donee, pledgee, transferee or other successors-in-interest as a selling stockholder under this prospectus. A selling stockholder also may transfer its or his shares in other circumstances, in which case the donees, transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares or interests therein, a selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such shares in the course of hedging the positions they assume. A selling stockholder may also sell shares short and deliver our common stock to close out the short positions, or loan or pledge the common stock to broker-dealers that in turn may sell our common stock. A selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to a selling stockholder from the sale of the shares offered hereby will be the purchase price of such shares less discounts or commissions, if any. A selling stockholder reserves the right to accept and, together with its or his agent(s) from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the resale of the shares.

The selling stockholders also may resell all or a portion of their respective shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The shares offered hereby may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best efforts basis. The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares covered by this prospectus may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares to be sold, the names of the selling stockholder or stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable fees, commissions, discounts or concessions, and other material terms with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We may agree to indemnify any underwriters for the shares, against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

VALIDITY OF THE SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.

EXPERTS

The consolidated financial statements of PAR Technology Corporation as of December 31, 2018 and 2017 and for each of the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of AccSys, Inc. as of December 31, 2018 and for the year then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PAR Technology Corporation

908,192 Shares

Common Stock

PROSPECTUS

         , 2020

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses, other than underwriting discounts and commission, paid or payable by the registrant in connection with this offering. The selling stockholders will pay any underwriting discounts and commissions and other fees and expenses incurred by the selling stockholders for brokerage, accounting, tax, legal services or any other expenses incurred by the selling stockholders in disposing of these shares, unless otherwise agreed to by the registrant. The registrant will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. All amounts shown are estimates except for the SEC registration fee.

Amount To Be Paid
SEC registration fee	$3,767.55
Legal fees and expenses	$50,000
Accounting fees and expenses	$20,000
Miscellaneous expenses	$20,000
Total	$93,767.55
Item 15.	Indemnification of Directors and Officers.

Registrant’s Bylaws provide that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to become a director or officer of the registrant, or is or was serving or has agreed to serve at the request of the registrant as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that such person is or was or has agreed to become an employee or agent of the registrant, or is or was serving or has agreed to serve at the request of the registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding had no reasonable cause to believe such person’s conduct was unlawful; except that in the case of an action or suit by or in the right of the registrant to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Bylaws also provide that expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the registrant as authorized in the Bylaws. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The board of directors may authorize the registrant’s counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the registrant is a party to such action, suit or proceeding.

The Bylaws provide that the foregoing indemnification provisions shall be deemed to be a contract between the registrant and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. The Bylaws provide that such contract right may not be modified retroactively without the consent of such director, officer, employee or agent.

The Bylaws provide that the foregoing indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the indemnified person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Bylaws provide that the registrant shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify such persons against such liability under the provisions of the Bylaws, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.

Registrant’s Certificate of Incorporation relieves its directors from monetary damages to registrant or its stockholders for breach of such director’s fiduciary duty, except (i) for any breach of the duty of loyalty, (ii) for failure acts or omissions not in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends or (v) for any transactions from which the director derived an improper personal benefit.

Item 16.	Exhibits.

EXHIBIT INDEX

Description of Exhibit Incorporated Herein by Reference
Exhibit Number	Exhibit Description	Form	File No.	Filing Date	Exhibit Number	Filed Herewith
2.1	Interest Purchase Agreement, dated November 7, 2019	8-K	001-09720	Nov. 7, 2019	2.1
4.1	Specimen Stock Certificate	S-2	333-04077	May 20, 1996	4
5.1	Opinion of Gibson, Dunn & Crutcher LLP					X
23.1	Consent of BDO USA, LLP					X
23.2	Consent of BDO USA, LLP					X
23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page hereto)					X
Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;
(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hartford, New York, on February 10, 2020.

PAR TECHNOLOGY CORPORATION

By:	/s/ Savneet Singh
Savneet Singh
Chief Executive Officer & President
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Savneet Singh and Bryan A. Menar, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Savneet Singh	Chief Executive Officer & President
Savneet Singh	(Principal Executive Officer)	February 10, 2020

/s/ Bryan A. Menar	Chief Financial and Accounting Officer
Bryan A. Menar	(Principal Financial and Accounting Officer)	February 10, 2020

/s/ Cynthia A. Russo
Cynthia A. Russo	Director	February 10, 2020

/s/ Douglas G. Rauch
Douglas G. Rauch	Director	February 10, 2020

/s/ James C. Stoffel
James C. Stoffel	Director	February 10, 2020

/s/ John W. Sammon
John W. Sammon	Director	February 10, 2020

/s/ Savneet Singh
Savneet Singh	Director	February 10, 2020